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                    Peoples Bancorp of North Carolina, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 710577 10 7

THIS IS TO CERIFY THAT

Is the owner of


   Fully paid and non-assessable shares of the common stock, no par value, of
                    Peoples Bancorp of North Carolina, Inc.

Transferable only on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed

     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Joseph F. Beaman, Jr.
EXECUTIVE VICE PRESIDENT, CORPORATE SECRETARY AND TREASURER

/s/ TONY W. WOLFE
PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
     REGISTRAR AND TRANSFER COMPANY
     (CRANFORD, NEW JERSEY)

               TRANSFER AGENT AND REGISTRAR

BY:

               AUTHORIZED SIGNATURE

               [Seal of Peoples Bancorp of North Carolina, Inc.]
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             KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST,
                STOLEN, MUTILATED OR DESTROYED, THE CORPORATION
               WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO
                   THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                                PEOPLES BANCORP
                            Of North Carolina, Inc.

The following abbreviations in the inscription on the face of this certificate, shall be construed as though they were written in full according to applicable laws or regulations:

TEN COM--as tenants in common
TEN ENT--as tenants by the entireties
JT TEN--as joint tenants with right of survivorship and not as tenants in common GMA/UTMA--__ (Cus) _____ Custodian _______ (Minor) _____ under Uniform Gifts/Transfers to Minors ___ (State) ______.

Additional abbreviations may also be used though not in the above list.

For Value Received, ________ hereby sell, assign and transfer unto

PLEASE INSERTSOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEEE_________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNER)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

Notice: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:_______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. Rule 17Ad-15.